Exhibit Index

Exhibit No.            Description

(a)(1)(I)
Memorandum of Understanding dated September 24, 2010 (incorporated by reference to Exhibit (a)(5)(E) to the Amendment No. 4 to the Schedule 14D-9 filed by Salary.com, Inc. on September 24, 2010 with the Securities and Exchange Commission).